Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Date: October 4, 2016	Charles N. Funk
President & CEO
319.356.5800

MIDWESTONE NAMES KRAMER AS COO

IOWA CITY, IA (October 4, 2016) -- MidWestOne Financial Group, Inc. (NASDAQ: MOFG), parent company of MidWestOne Bank, today announced the appointment of Kevin Kramer as Chief Operating Officer of MidWestOne Financial Group and MidWestOne Bank. Kramer joins MidWestOne after serving five years as Executive Vice President and Director, Commercial Banking for Bank Midwest in Kansas City and Hillcrest Bank in Dallas. Both banks are subsidiaries of National Bank Holdings Corp.
“Kevin understands community banking,” said Charlie Funk, MidWestOne President & CEO. “It is clear to me that he not only has the talent and expertise, but the cultural mindset, to make a positive difference at MidWestOne and in our communities.”
Kramer replaces Susan Evans, who announced a phased retirement in July.
At Bank Midwest and Hillcrest Bank, Kramer was responsible for commercial banking, including business development and client relationship management. Prior to that, he spent 16 years at UMB Financial Corporation, parent company of UMB Bank, in Kansas City. As senior vice president and director of commercial strategy at UMB, Kramer was responsible for oversight of commercial strategy and customer acquisition across all business client segments. He brings significant experience to MidWestOne Bank in the areas of business development and customer relationship management.
Kramer is a graduate of Benedictine College in Atchison, Kansas, where he has also served on the Board of Directors since 2008. Kramer has been involved with the Ronald McDonald House, Union Station KC, Catholic Charities, and the Kansas City Economic Development Corporation. He will relocate to the Iowa City area with his wife, Pam, and youngest daughter.

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About MidWestOne Financial Group, Inc.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne Financial is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, and Florida. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.com. MidWestOne Financial trades on the NASDAQ Global Select Market under the symbol MOFG.
Cautionary Note Regarding Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this document and are based on current expectations and involve a number of assumptions. These include, among other things, statements regarding future results or expectations. MidWestOne Financial Group intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could cause actual results to differ from those set forth in the forward-looking statements or that could have a material effect on the operations and future prospects of the Company include, but are not limited to: (1) the strength of the local, national and international economy; (2) changes in interest rates, legislative/regulatory changes in monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and fees; (3) the loss of key executives or employees; (4) changes in the quality and composition of the Company's loan and securities portfolios, demand for loan products and deposit flows;(5) changes in the assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (6) the effects of competition and the overall demand for financial services in the Company's market areas; (7) the Company's ability to implement new technologies and develop and maintain secure and reliable electronic systems; (8) changes in accounting principles, policies, and guidelines; (9) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as a part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; and (10) other risk factors detailed from time to time in filings made by the Company with the SEC.